                                EXHIBIT 23(H)(5)

                          EXPENSE LIMITATION AGREEMENT

                          EXPENSE LIMITATION AGREEMENT

     EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2005, by and between Transamerica Investment Management, LLC (the "Investment Manager") and Transamerica Investors, Inc. (the "Company"), on behalf of each series of the Company set forth in Schedule A (each a "Fund," and collectively, the "Funds").

     WHEREAS, the Company is a Maryland corporation, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Company; and

     WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds as set forth in Schedule A ("Management Agreements") pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

     WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Expense Limitation.

     1.1. Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund's business ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in
Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

     1.2 Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule B based on a percentage of the average daily net assets of each Fund.

     1.3 Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule B. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Company by delivering a revised Schedule B to the Company reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on Schedule B.

     1.4. Method of Computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses for any month of a Fund exceed the Operating Expense Limit of such Fund, the Investment Manager shall remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment-management fee, is sufficient to pay that day's Excess Amount.

2.   Reimbursement of Fee Waivers and Expense Reimbursements.

     If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to
Section 1 hereof (the "Reimbursement

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Amount") during any of the previous thirty-six (36) months beginning with the effective date of this Agreement, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in Schedule B, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

3.   Term and Termination of Agreement.

     This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

4.   Miscellaneous.

     4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company's Board of Directors of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

     4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

     The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                        TRANSAMERICA INVESTORS, INC.


                                        By: /s/ T. Gregory Reymann, II
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        TRANSAMERICA INVESTMENT MANAGEMENT, LLC


                                        By: /s/ John Riazzi
                                            ------------------------------------
                                        Name: John Riazzi
                                        Title:
                                               ---------------------------------


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                                   SCHEDULE A

                          TRANSAMERICA INVESTORS, INC.
                     ON BEHALF OF TRANSAMERICA PREMIER FUNDS

                              Effective May 1, 2005

Transamerica Premier Focus Fund
Transamerica Premier Equity Fund
Transamerica Premier Growth Opportunities Fund
Transamerica Premier Balanced Fund
Transamerica Premier High Yield Bond Fund
Transamerica Premier Cash Reserve Fund
Transamerica Premier Diversified Equity Fund
Transamerica Premier Institutional Equity Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Small/Mid Cap Value Fund
Transamerica Premier Institutional Diversified Equity Fund


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

                                   SCHEDULE B
                            OPERATING EXPENSE LIMITS

                              Effective May 1, 2005

                                                                   MAXIMUM
                                                                  OPERATING
                                                                   EXPENSE
                                                                 LIMIT (AS A
                                                                  PERCENTAGE     DATE ON WHICH
                                                                  OF AVERAGE   OPERATING EXPENSE
NAME OF FUND                                                      NET ASSETS    LIMIT TERMINATES
------------                                                     -----------   -----------------
Transamerica Premier Focus Fund                                     1.40%        April 30, 2015
Transamerica Premier Equity Fund                                    1.15%        April 30, 2015
Transamerica Premier Growth Opportunities Fund                      1.40%        April 30, 2015
Transamerica Premier Balanced Fund                                  1.10%        April 30, 2015
Transamerica Premier High Yield Bond Fund (Investor Class)          0.90%        April 30, 2015
Transamerica Premier High Yield Bond Fund (Institutional Class)     0.65%        April 30, 2015
Transamerica Premier Cash Reserve Fund                              0.25%        April 30, 2015
Transamerica Premier Diversified Equity Fund                        1.15%        April 30, 2015
Transamerica Premier Institutional Equity Fund                      0.75%        April 30, 2015
Transamerica Premier Institutional Bond Fund                        0.45%       January 31, 2006
Transamerica Premier Institutional Small/Mid Cap Value Fund         0.85%       January 31, 2006
Transamerica Premier Institutional Diversified Equity Fund          0.75%       January 31, 2006


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